                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of JDS Uniphase" and "Experts" included in the Proxy Statement of JDS Uniphase Corporation and SDL, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of JDS Uniphase Corporation for the registration of 341,897,400 shares of its common stock and to the incorporation by reference therein of our report dated July 23, 1999 (except for Note 13, as to which the date is August 25, 1999), with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K/A) for the year ended June 30, 1999 and to the incorporation by reference therein of our report dated July 24, 2000, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Current Report on Form 8-K dated September 1, 2000, both filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

San Jose, California
August 31, 2000